AMENDMENT NO. 7
                                    TO
                              ADAC LABORATORIES
                             1992 STOCK OPTION PLAN

       The 1992 Stock Option Plan (the "Plan") of ADAC Laboratories, a California corporation (the "Company"), is hereby amended in the following respects:

       1. Stock Subject to the Plan. Section 3, entitled "Stock Subject to the Plan," is hereby amended to delete the first sentence and to add a new first sentence as follows:

          Subject to the provisions of Section 11 and Section 4(b)(xi) below, the maximum aggregate number of shares that may be optioned and sold under the Plan is 5,360,000 shares of Common Stock.

This amendment reflects an increase in the number of authorized shares by 847,000 shares.

          2. Effective Date. Except as amended above, in all other respects the Plan is hereby ratified and confirmed. The amendment to the Plan herein set forth was approved by the Board of Directors on November 10, 1997 and by the shareholders on March 5, 1998.

                                       By Order of the Board of Directors:

                                       By:  /s/ Karen L. Masterson
                                            Karen L. Masterson
                                            Secretary